Exhibit 5.2

LIONEL SAWYER & COLLINS

ATTORNEYS AT LAW
SAMUEL S. LIONEL	RORY J. REID		MICHAEL D. KNOX	KETAN D. BHIRUD
GRANT SAWYER	DAN C. McGUIRE	1700 BANK OF AMERICA PLAZA	MEREDITH L. MARKWELL	ROBERT W. HERNQUIST
(1918-1996)	JOHN E. DAWSON		DOUGLAS A. CANNON	COURTNEY MILLER O’MARA
	FRED D. “PETE” GIBSON, III	300 SOUTH FOURTH STREET	RICHARD T. CUNNINGHAM	BRIAN H. SCHUSTERMAN
JON R. COLLINS	CHARLES H. McCREA JR.		MATTHEW R. POLICASTRO	MOHAMED A. IQBAL, JR.
(1923-1987)	GREGORY E. SMITH	LAS VEGAS, NEVADA 89101	JENNIFER J. DiMARZIO	KELLY R. KICHLINE
	MALANI L. KOTCHKA		PEARL L.GALLAGHER	MARK J. GARDBERG
RICHARD H. BRYAN	LESLIE BRYAN HART	(702) 383-8888	SUSAN L. MYERS	JAMES B. GIBSON
JEFFREY P. ZUCKER	CRAIG E. ETEM		JENNIFER L. BRASTER	GREG J. CARLSON
PAUL R. HEJMANOWSKI	TODD E. KENNEDY		LUCAS J. TUCKER	JING ZHAO
ROBERT D. FAISS	MATTHEW E. WATSON		CHRISTOPHER WALTHER	JOHN D. TENNERT
DAVID N. FREDERICK	JOHN M. NAYLOR	FAX (702) 383-8845	KEVIN J. HEJMANOWSKI
RODNEY M. JEAN	WILLIAM J. McKEAN
TODD TOUTON	ELIZABETH BRICKFIELD	lsc@lionelsawyer.com
CAM FERENBACH	GREGORY R. GEMIGNANI		OF COUNSEL
LYNDA S. MABRY	LINDA M. BULLEN	www.lionelsawyer.com	A. WILLIAM MAUPIN
MARK H. GOLDSTEIN	LAURA J. THALACKER		RICHARD J. MORGAN*
KIRBY J. SMITH	DOREEN SPEARS HARTWELL		ELLEN WHITTEMORE
COLLEEN A. DOLAN	LAURA K. GRANIER	May 23, 2011	CHRISTOPHER MATHEWS
JENNIFER A. SMITH	MAXIMILIANO D. COUVILLIER III
DAN R. REASER	ERIN FLYNN		*ADMITTED IN CA ONLY
PAUL E. LARSEN	JENNIFER ROBERTS
ALLEN J. WILT	MARK A. CLAYTON		WRITER’S DIRECT DIAL NUMBER
LYNN S. FULSTONE			(702) 383-8888

Cintas Corporation No. 2

Cintas Corporation No. 3

Cintas Corporation No. 8

Cintas Corporation No. 15

c/o Cintas Corporation No. 2

6800 Cintas Boulevard

P.O. Box 625737

Cincinnati, OH 45262-5737

Re:          The Notes and Guarantees (as defined below)

Ladies and Gentlemen:

We have acted special Nevada counsel for Cintas Corporation No. 2, a Nevada corporation (the “Company”), Cintas Corporation No. 3, a Nevada corporation (“Cintas 3”), Cintas Corporation No. 8, a Nevada corporation (“Cintas 8”), and Cintas Corporation No. 15, a Nevada corporation (“Cintas 15” and together with Cintas 3 and Cintas 8, the “Guarantors”), in connection with the offering by the Company of $250,000,000 aggregate principal amount of 2.85% Senior Notes due 2016 and $250,000,000 aggregate principal amount of 4.30% Senior Notes due 2021 (collectively, the “Notes”), which Notes will be guaranteed by the Guarantors (the “Guarantees”), as contemplated by a prospectus filed pursuant to Rule 424(b)(5) of the Securities Act of 1933, with the Securities and Exchange Commission (the “Commission”), on July 31, 2009, as such prospectus has been supplemented by the Prospectus Supplement filed May 19, 2011 (Registration No. 333-160926), with the Commission.

In connection with this Opinion Letter, we have reviewed the Notes and the Guarantees. We have examined originals or copies of such corporate records and certificates of public officials as we have deemed necessary or advisable for purposes of this opinion. We have relied upon the certificates of all public and corporate officials with respect to the accuracy of all matters contained therein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents

RENO OFFICE: 1100 BANK OF AMERICA PLAZA, 50 WEST LIBERTY STREET • RENO, NEVADA 89501 • (775) 788-8666 • FAX (775) 788-8682
CARSON CITY OFFICE: 410 SOUTH CARSON STREET • CARSON CITY, NEVADA 89701 • (775) 851-2115 • FAX (775) 841-2119

submitted to us. We have not reviewed, and express no opinion as to, any instrument or agreement referred to or incorporated by reference in the Notes or the Guarantees.

Based on and subject to the foregoing and the qualifications, limitations, exceptions and assumptions set forth below, it is our opinion that:

1.             The Company and the Guarantors are corporations existing and in good standing under Nevada law.

2.             The Company (a) has the corporate power to execute and deliver the Notes and perform its obligations thereunder and (b) has taken all corporate action necessary to authorize the execution, delivery and performance of the Notes.

3.             Each of the Guarantors (a) has the corporate power to execute and deliver the Guarantee to which it is a party and to perform its obligations thereunder and (b) has taken all corporate action necessary to authorize the execution, delivery and performance of its Guarantee.

4.             The Notes have been duly authorized by the Company.

5.             The Guarantees have been authorized by all necessary corporate action of the Guarantors.

Nothing herein shall be deemed an opinion as the laws of any jurisdiction other than the State of Nevada.

We hereby consent to the filing of this opinion letter as an exhibit to the Current Report on Form 8-K dated the date hereof filed by Cintas Corporation and incorporated by reference into the Registration Statement on Form S-3, as amended (Registration No. 333-160926), filed to effect the registration of the Notes and the Guarantees under the Securities Act of 1933 (the “Act”).  In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. We disclaim liability as an expert under the securities laws of the United States or any other jurisdiction.

Very truly yours,

/s/ Lionel Sawyer & Collins

LIONEL SAWYER & COLLINS